Exhibit 5.1

O’Melveny & Myers LLP	T: +1 415 984 8700	File Number: 0038871-00002
Two Embarcadero Center	F: +1 415 984 8701
28ᵗʰ Floor	omm.com
San Francisco, CA 94111-3823

May 20, 2026

Babcock & Wilcox Enterprises, Inc.

1200 East Market Street, Suite 650

Akron, OH 44305

Re:	Babcock & Wilcox Enterprises, Inc. -- Registration on Form S-3

We have acted as special counsel to Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) of up to 11,657,221 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which consists of (i) 1,197,221 shares of Common Stock issued to the Selling Stockholders (the “Selling Stockholder Shares”) and (ii) 10,460,000 shares of Common Stock issuable to the Selling Stockholders upon the exercise of warrants (“the “Warrant Shares,” and together with the Selling Stockholder Shares, the “Shares”). The Shares are being sold pursuant to the registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) by the Selling Stockholders identified in the prospectus (the “Prospectus”) filed with the Registration Statement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:

(a)	the Registration Statement;

(b)	the Common Stock Purchase Warrants, dated November 4, 2025, and March 18, 2026, respectively, and issued to the Selling Stockholders (the “Warrants”);

(c)	the Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on June 30, 2015, as amended by the Certificates of Amendment filed with the Secretary of State of Delaware on June 14, 2019 and July 23, 2019, respectively, the Certificate of Designations filed with the Secretary of State of Delaware on May 6, 2021, the Certificate of Increase, dated June 1, 2021 and the Certificate of Increase, dated July 1, 2021 (as amended, the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended through the date hereof (together, the “Organizational Documents”); and

(d)	originals or copies of the minutes, resolutions, or actions by written consent, of the board of directors of the Company relating to the preparation and filing of the Registration Statement, the offering of the Shares, and related matters.

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on this examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that:

The issuance and sale of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Warrant Shares in accordance with the Warrant and the book-entry of the Warrant Shares by the transfer agent for Company’s Common Stock, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention, or any future changes in laws.

We hereby consent to the incorporation by reference of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and related prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

2